SECOND AMENDING AGREEMENT TO
CREDIT AGREEMENT

THIS AGREEMENT dated as of the 19th day of May, 2006.

BETWEEN:

THE BANK OF NOVA SCOTIA, a Canadian chartered bank

(herein, in its capacity as administrative agent for the Lenders, called the "Administrative Agent")

- and -

GAMMON LAKE RESOURCES INC., a corporation incorporated under the laws of the Province of Quebec

(herein called the "Borrower")

- and -

THE BANK OF NOVA SCOTIA, SOCIÉTÉ GÉNÉRALE (CANADA), and one or more persons to whom the foregoing or their respective permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof and thereof as a Lender (as defined herein) (herein and therein in their capacities as lenders to the Borrower, collectively called the "Lenders" and individually called a "Lender’)

WHEREAS the Borrower, the Lenders and the Administrative Agent entered into a credit agreement made as of October 14, 2005, as amended by an amending agreement dated February 24, 2006 (the "Credit Agreement");

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1         Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE 2
AMENDMENTS TO CREDIT AGREEMENT

2.1         General Rule. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2         Defined Terms. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)   the definition of "Borrowing Base" is hereby deleted in its entirety and replaced by the following:

""Borrowing Base" means, (i) during the period of May 1, 2006 to and including June 30, 2006, U.S.$20,000,000 or the Canadian Dollar Equivalent thereof and (ii) at any other particular time, the amount as reported in Section 2 of the last Borrowing Base Certificate delivered pursuant to Section 11.1(b)(v)."

(b)   the definition of "Material Adverse Effect" is hereby amended by deleting paragraph (c) thereof and replacing it with the following:

"(c) (i) the ability of the leach pad of the Project to become operational (ie. the production of at least 40,000 gold equivalent ounces) during the period of May 1, 2006 to and including October 31, 2006 or (ii) the ability of the mill of the Project to contribute at least 10,000 gold equivalent ounces during the period of May 1, 2006 to and including October 31, 2006, and in each case in a method satisfactory to the Administrative Agent and each Lender, in their sole and absolute discretion."

(c)   the definition of "NRT Credit Limit" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to "U.S.$47,500,000" and replacing it with "U.S.$87,500,000"; and

(d)   the definition of "NRT Maturity Date" is hereby amended by deleting the reference therein to "October 14, 2007" and replacing it with "March 31, 2009".

2.3         Establishment of Credit Facilities. Section 2.1(c) of the Credit Agreement is hereby amended by deleting the reference therein to "February 28, 2006" and replacing it with "June 30, 2006" and by deleting the reference therein to "U.S.$17,500,000" and replacing it with "U.S.$57,500,000".

2.4         Reduction of Credit Limits. Section 2.4(a) of the Credit Agreement is hereby amended by deleting the reference therein to "February 28, 2006" and replacing it with "June 30, 2006".

2.5         Repayment of NRT Facility. Section 9.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"The Borrower shall pay to the Lenders the full amount of credit outstanding under the NRT Facility in ten instalments as follows:

Date of Repayment	Amount of Repayment
December 29, 2006	U.S.$8,750,000
March 30, 2007	U.S.$8,750,000
June 29, 2007	U.S.$8,750,000
September 28, 2007	U.S.$8,750,000
December 28, 2007	U.S.$8,750,000
March 28, 2008	U.S.$8,750,000
June 30, 2008	U.S.$8,750,000
September 30, 2008	U.S.$8,750,000
December 31, 2008	U.S.$8,750,000
March 31, 2009	U.S.$8,750,000

On the NRT Maturity Date, the Borrower shall also pay all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto."

2.6         Financial and Other Reporting. Section 11.1(b)(v) is hereby deleted in its entirety and replaced by the following:

"(v)  within 20 days of the last day of each calendar month,

(A)   a Borrowing Base Certificate setting out the Borrowing Base as at the last day of the preceding calendar month;

(B)   any progress report with respect to the Project prepared by Kappes, Cassidy and Associates in the preceding calendar month;

(C)   a summary of the preceding month’s operations with respect to the Project, in a form and substance mutually agreed upon by the Borrower and the Administrative Agent, and in each case, where applicable, compared to the Mine Plan, including information in reasonable detail concerning Project production, revenues generated and operating costs incurred with respect to the Project, Capital Expenditures incurred in respect of the Project and any material developments during such period related to the Project (including, without limitation, with respect to the Project, material technical problems, discovery of any material defects in the physical facilities, material interruptions to operations, material disputes with any Official Bodies (including tax authorities) and material labour difficulties); and

(D)   a description of any fact or occurrence of which the Borrower is aware that may reasonably be expected to increase the aggregate expenditures for the Project, delay completion of the Project beyond the then-currently estimated date therefor or have a Material Adverse Effect and the anticipated manner and timing of actions proposed to be taken by the Borrower in reaction to any such fact or occurrence."

2.7         Capital Expenditures or Exploration Expenditures. Section 11.3(e)(i) is hereby amended by deleting the reference therein to "U.S.$40,000,000" and replacing it with "U.S.$85,000,000".

2.8         Current Ratio. Section 11.1(f) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

"Current Ratio. The Borrower shall maintain or cause to be maintained the Current Ratio, at all times:

(i)    from and including March 31, 2007 to and including June 30, 2007, at greater than or equal to 0.5 to 1;

(ii)   from and including July 1, 2007 to and including September 30, 2007, at greater than or equal to 0.75 to 1; and

(iii)  thereafter, at greater than or equal to 1.20:1."

2.9         Fixed Charge Coverage Ratio. Section 11.1(g) of the Credit Agreement is hereby amended by deleting the reference therein to "December 31, 2006" and replacing it with "March 31, 2007".

2.10       Events of Default. Sections 13.1(q) and 13.1(r) are hereby deleted in their entirety and replaced by the following:

"(q) the mill of the Project not having contributed at least 10,000 gold equivalent ounces during the period of May 1, 2006 to and including October 31, 2006 in a method satisfactory to the Administrative Agent and each Lender, in their sole and absolute discretion; or

(r)    the Mine not achieving its gold/silver output targets of at least 40,000 gold equivalent ounces during the period of May 1, 2006 to and including October 31, 2006 in a method satisfactory to the Administrative Agent and each Lender, in their sole and absolute discretion;"

2.11         Schedules. Schedule A, Schedule E, Schedule I and Schedule J to the Credit Agreement are hereby deleted in their entirety and replaced by Schedule A, Schedule E, Schedule I and Schedule J hereto.

ARTICLE 3
CONDITIONS PRECEDENT

3.1         Conditions Precedent. This agreement shall not become effective until the following conditions precedent are fulfilled:

(a)   the Administrative Agent shall have received a copy of the acknowledgement and consent executed by each Guarantor in the form attached hereto;

(b)   the Administrative Agent shall have received a duly certified resolution of the directors of the Borrower and each Guarantor approving of the execution and delivery of this Agreement;

(c)   the Administrative Agent shall have received an opinion of the Borrower’s legal counsel with respect to, inter alia, the enforceability of the Credit Agreement, as amended hereby, in form and substance satisfactory to the Administrative Agent; and

(d)   the Borrower shall have paid to the Administrative Agent, for and on behalf of the Lenders, all fees due and payable under the fee letter of even date herewith entered into between the Borrower and the Lenders.

ARTICLE 4
MISCELLANEOUS

4.1         Mexican Law Governed Loan Documents. The Borrower covenants that it shall, and shall cause each Guarantor to, at the Borrower’s expense and on or before June 30, 2006, execute such amendments to the Loan Documents which are governed by the laws of Mexico (the "Mexican Loan Documents"), which in the opinion of the Administrative Agent and its counsel are necessary or desirable to ensure that the Mexican Loan Documents guarantee or secure, as the case may be, inter alia, the additional U.S.$40,000,000 of credit under the NRT Facility established pursuant hereto and shall cause such registrations and deliver such opinions, resolutions and other certificates in connection therewith as the Administrative Agent and its counsel may reasonably require.

4.2         No Default. The Borrower represents and warrants to and in favour of the Administrative Agent and the Lenders that no Default has occurred and is continuing as at the date this agreement becomes effective and no Default would arise immediately thereafter.

4.3         Future References to the Credit Agreement. On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.4         Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.5         Inurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.6         Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount. This agreement shall not create any novation.

4.7         Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.8         Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

GAMMON LAKE RESOURCES INC.

By:
Name: Colin Sutherland
Title: CFO

By:
Name: Bradley Langille
Title: CEO

THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT

The undersigned, each being a guarantor of the Borrower’s obligations under, inter alia, the Credit Agreement, hereby acknowledge, agree to and consent to the foregoing amendments to the Credit Agreement and hereby confirm their obligations under their respective guarantees delivered pursuant to the Credit Agreement.

GAMMON LAKE HOLDINGS INC.

By:
Name: Fred George
Title: President & Chairman

By:
Name:
Title:

GAMMON LAKE DE MEXICO, S.A. DE C.V.

By:
Name: Fred George
Title: President & Chairman

By:
Name:
Title:

SCHEDULE A
INDIVIDUAL COMMITMENTS

Name and Address of Lender	Individual Commitments
The Bank of Nova Scotia
Corporate Banking – Mining	NRT Facility: U.S.$58,336,250
40 King Street West, 62nd Floor
Toronto, Ontario M5W 2X6	RT Facility: U.S.$13,333,333
Attention: Managing Director
Telefax: (416) 866-2009

Société Générale (Canada)
1501 McGill College Avenue	NRT Facility: U.S.$29,163,750
Suite 1800
Montreal, Quebec H3A 3M8	RT Facility: U.S.$6,666,667
Attention: Director
Telefax: (514) 841-6257

SCHEDULE E
FORM OF DRAWDOWN NOTICE

TO:	The Bank of Nova Scotia, as Agent

WBO - Loan Administration and Agency Services
3rd Floor, 720 King Street
Toronto, Ontario M5V 2T3
Att: Senior Manager
Facsimile: (416) 866-5991

WITH A	Corporate Banking - Loan Syndications
COPY TO:	40 King Street West, 62nd Floor
Toronto, Ontario M5W 2X6
Att: Managing Director
Facsimile: (416) 866-3329

RE:	Credit agreement made as of October 14, 2005 between Gammon Lake Resources Inc., as Borrower, the Lenders named therein, and The Bank of Nova Scotia, as Administrative Agent (as amended to the date hereof, the "Credit Agreement")

Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably notifies you that it wishes to draw down under the <*> Facility on <*> as follows:

1.     Availment Option: <*>

2.     Amount: <*>

3.     If LIBOR Loan, Interest Period: <*>

4.     If Bankers’ Acceptance, term: <*>

The undersigned hereby confirms that no Default has occurred and is continuing as at the date hereof or would arise immediately after giving effect to or as a result of such drawdown.

Reference is made to the powers of attorney executed by the Borrower pursuant to Section 3.4(i) of the Credit Agreement.

1The undersigned hereby represents and warrants that as at the date hereof, (i) the cumulative expenditures incurred in the development of the Project are U.S.$_____, (ii) the estimated date of completion of the Project is ____________, (iii) after giving effect to the drawdown under the NRT Facility contemplated herein, the cost to complete the Project shall be less than or equal to the amount, if any, by which the NRT Credit Limit at such time exceeds the amount of credit outstanding under the NRT Facility.

_____________________
1 Applicable only upon any drawdown under the NRT Facility.

All capitalized terms defined in the Credit Agreement and used herein shall have the meanings ascribed thereto in the Credit Agreement.

DATED the <*> day of <*>, <*>.

GAMMON LAKE RESOURCES INC.

By:
Name:
Title:

SCHEDULE I
BORROWING BASE CERTIFICATE

Pursuant to Section 11.1(b)(v) of the amended and restated credit agreement (the "Credit Agreement") made as of October 14, 2005 between Gammon Lake Resources Inc., as Borrower, the Lenders referred to therein, and The Bank of Nova Scotia, as administrative agent of the Lenders, I, <*>, in my capacity as the chief financial officer of the Gammon Lake Resources Inc. (the "Borrower") hereby certify that:

1.     I am a duly appointed officer of the Borrower and as such I am providing this Borrowing Base Certificate for and on behalf of the Borrower pursuant to the Credit Agreement.

2.     The following constitutes a true and accurate statement, with values as at <*>, 20<*>, of the Borrowing Base:

Tonnes of Ore on the Project’s Leach Pad and Broken Ore Underground		________________(A)

2Grade of Such Ore		________________(B)

1Recovery Factor of Such Ore		________________(C)

Ounces of Recoverable Gold Equivalent (A x B x C)		________________(D)

Price Per Ounce (ie. lesser of (x) the trailing average daily gold price for calendar month ending <*>, 20<*> and (y) the spot price for gold as at <*>, 20<*> [ie. the last day of the subject calendar month]

	U.S.$	________________(E)

Value of Recoverable Gold Equivalent (D x E)	U.S.$	________________(F)

Leach Costs	U.S.$	________________(G)

Borrowing Base (F - G) @ 85%	U.S.$	________________(H)

RT Credit Limit	U.S.$	________________(I)

Outstanding Credit under the RT Facility	U.S.$	________________(J)

Available Credit (Lesser of H or I - J)	U.S.$	________________

________________________
2 Grade and Recovery Factor to be acceptable to the Administrative Agent.

3.     To the best of my knowledge, information and belief and after due inquiry, no Default has occurred and is continuing as at the date hereof.

4.     Unless the context otherwise requires, capitalized terms in the Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Credit Agreement.

DATED this <*> day of <*>, 20<*>.

(Signature)

(Name - please print)
Chief Financial Officer

SCHEDULE J

[The contents of Schedule J have been omitted as disclosure to the public would be unduly prejudicial to the issuer.]